Exhibit 10(f)(i)

TERM NOTE

$5,000,000.00	May 20, 2009

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby PROMISES TO PAY to the order of CLAYTON BANK AND TRUST COMPANY (“Lender”), a Tennessee state banking institution, or its registered assigns, at the principal office of Lender, or at such other place in the United States of America as the holder of this Term Note (this “Note”) may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Five Million and No/100 Dollars ($5,000,000.00), or such lesser principal amount as may be outstanding pursuant to the Loan and Security Agreement (as hereinafter defined) with respect to the Term Loan made by Lender, together with interest as provided in the Loan and Security Agreement (as defined below) on the unpaid principal amount of this Note outstanding from time to time.

This Note is the Term Note referred to in, and issued pursuant to, that certain Loan and Security Agreement dated as of May 20, 2009 by and among the Borrower and Lender and other parties thereto (as hereinafter amended from time to time, the “Loan and Security Agreement”), and is entitled to the benefit and security of the Loan and Security Agreement. All of the terms, covenants and conditions of the Loan and Security Agreement and other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan and Security Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amount(s) and on the date(s) specified in the Loan and Security Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rate(s) and at such times as are specified in the Loan and Security Agreement.

Upon and after the occurrence of an Event of Default, this Note shall or may, as provided in the Loan and Security Agreement, become or be declared immediately due and payable.

This Note may be transferred, in whole or part, by the holder of the Note as provided in the Loan and Security Agreement.

This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Tennessee.

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IN WITNESS WHEREOF, this Term Note has been duly executed as of the day and year first stated above.

BORROWER:

MAJESTIC 21 PARTNERSHIP, a Florida general partnership

By:	21st Mortgage Corporation,
a general partner

By:

Title:

By:	Majestic Homes, Inc.,
a general partner

By:

Title: